SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                                  MASTEC, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                  59-1259279
  --------------------------------           -------------------------------
    (State or other jurisdiction                    (I.R.S. Employer
 of incorporation or organization)                  Identification No.)

  3155 N.W. 77th Avenue, Miami, FL                      33122-1205
---------------------------------------      -------------------------------
(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


        Title of Each Class                  Name of Each Exchange on Which
        to be so Registered                  Each Class is to be Registered

    Common Stock, $.10 par value                 New York Stock Exchange
---------------------------------------     ---------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
   --------------------------------------------------------------------------
                                (Title of class)


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ITEM 1.    Description of Registrant's Securities to be Registered.

           The information set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-3 (Registration No. 333-11013) is incorporated by reference into this Form 8-A.

ITEM 2.    Exhibits.

           Pursuant to Instruction as to Exhibits II. of Form 8-A, the following exhibits will be filed with each copy of this Form 8-A filed with the New York Stock Exchange but are not being filed with or incorporated by reference in the Form 8-A filed with the Commission.

1.    Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

2. Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996.

3. Definitive Proxy Statement for Annual Meeting of Stockholders held June 3, 1996.

4.    Certificate of Incorporation and Bylaws of the Registrant.

5.    Specimen copy of the Common Stock to be registered under this Form 8-A.

6. No separate annual report for the fiscal year ended December 31, 1995 was supplied to stockholders; the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 was delivered to stockholders in lieu of a separate annual report.

                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                    MASTEC, INC.



                                                    /S/ EDWIN D. JOHNSON
                                                    ---------------------
                                                    Edwin D. Johnson
                                                    Senior Vice President
                                                    and Chief Financial Officer

Dated: February 10, 1997